CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-52952, 333-69653, 333-56237, 333-53359, 333-46647, 333-20999, 333-109010, 333-117078) and in the Registration Statements on Form S-8 (Nos. 333-52957, 333-28427, 333-14243) of Brandywine Realty Trust and its subsidiaries of our report dated March 14, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 14, 2005